SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2012

SILVER FALCON MINING, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53765	26-1266967
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2520 MANATEE AVENUE WEST, SUITE 200

BRADENTON, FL 34205

 (Address of principal executive offices) (Zip Code)

(941) 761-7819

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

1

Section 8 - Other Events

Item 8.01 - Other Events

Silver Falcon Mining, Inc. (the "Company") issued a press release, dated April 23, 2012, entitled-"MR. ALLEN SIMON TO CHAIR SILVER FALCON MINING, INC.’s (SFMI) NEWLY FORMED ADVISORY BOARD COMMITTEE "

The press release is in its entirety below:

MR. ALLEN SIMON TO CHAIR SILVER FALCON MINING, INC.'s (SFMI) NEWLY FORMED ADVISORY BOARD COMMITTEE

Bradenton, FL- April 23, 2012-SILVER FALCON MINING, INC. (SFMI.OTCBB) announces today that Mr. Allen Simon will chair the Company’s newly established “Advisory Board Committee.”

Mr. Simon, as Committee Chairman, will review, with both SFMI’s Board and Officers, decisions of “Best Practices” ensuring that the Company maximizes the best possible outcomes of the Company’s mining exploration, development and milling production results.

Mr. Allen Simon first started his own carpet installation business which he grew to over 100 employees.  He subsequently sold that business and then opened a retail pet store in Brooklyn called Puppy City which still operates today as a family owned business.  After spending several years building Puppy City, Allen decided to expand into manufacturing pet products. So in 1970, he started the company Four Paws.  Under Mr. Simon’s leadership, Four Paws became one of the fastest growing companies in the pet industry.  He invented the Wee-Wee Pad which is the number one selling product for Four Paws today.   Over the years he expanded the product lines.  In the early 1990s, he purchased Cosmic Pet Products ( Hagerstown, MD). Then, in the mid 1990s, he purchased Mustang Pet Products ( Damascus, OH).  Today, Four Paws offers a full-line of products for dogs and cats.  Four Paws Products are sold in over 50 countries throughout the world.  Mr. Simon is one of the most well known, renowned and respected individuals in the pet industry.

In January 1997, Mr. Simon sold Four Paws to Central Garden & Pet (CENT), a publicly traded company. Sales in 1997, on Wee-Wee Pads and other Four Paws products, did approximately $30 million/year.  Mr. Simon continues on with the company as President, CEO and still maintains those positions today.

In the years that followed, Mr. Simon was featured on the TV show “The Big Idea:  Donny Deutsch,” which aired nationally on CNBC on February 14, 2012; the Big Idea being Wee-Wee Pads. Also, Mr. Simon was also featured on the Joan Rivers show – “How’d you Get So Rich” which aired nationally on TV Land in 2010. /p>

An article about Mr. Simon was also published in the industry magazine, Pet Business, in May 2009 (http://www.petbusiness.com/articles/2009-05-01/A-Pet-Specialty-Stalwart).

Mr. Simon, SFMI’s Chairman-Advisory Board states, “As a shareholder in SFMI, I understand the term ‘Shareholder Value.’ I believe that my years of domestic and international business experiences can add to SFMI’s team objective in being a low-cost precious metal producer. The upside potential of SFMI’s assets are limitless, and the accomplishments at SFMI that have occurred in less than 5 years of operations, sparked my interest in getting involved beyond my share ownership. I’m looking forward to working with Silver Falcon Mining and with their Chairman and CEO Mr. Pierre Quilliam in building value into this GOLD mining Company.”

Pierre Quilliam, CEO, SILVER FALCON MINING, INC. states, ”Mr. Simon is a true American success story. His lifelong success is a testimony to his personal vision and fortitude. His career has been built on assessing opportunity, and maximizing potentials. He surely has the ‘Midas Touch,’ and is an ‘influencer’ in the business world, frequently drawing on a vast network of equally successful business leaders, giving his business endeavors expanded opportunity in any market he touches.

It is our great pleasure to welcome Mr. Allen Simon to the SFMI Team. His business acumens will bring an elevated caliber and resource to the operational on-goings at SFMI. On behalf of the Management and the Board of Directors, I want to extend a warm welcome to Mr. Simon and I look forward to working closely with Mr. Simon.”

Silver Falcon Mining, Inc. (SFMI:OTCBB) is a producer, developer and explorer of mineral resources, primarily in Owyhee County, Idaho, USA, with the objective of being a profitable, low-cost, precious metal producer and creating significant growth in shareholder value.

SFMI cautions statements made in press releases constitute forward-looking statements, and makes no guarantees of future performance and actual results/developments may differ materially from projections in forward-looking statements. Forward-looking statements are based on estimates and opinions of management at time statements are made.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SILVER FALCON MINING, INC.
Date: April 25, 2012	/s/ Pierre Quilliam
By: Pierre Quilliam, Chief Executive Officer